PRICING SUPPLEMENT dated February 27, 2025

(To Product Supplement No. WF1 dated November 25, 2024,

Underlying Supplement No. ELN-1 dated November 25, 2024,

Prospectus Supplement dated May 26, 2022

and Prospectus dated May 26, 2022)

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-264388

Bank of Montreal Senior Medium-Term Notes, Series I Equity ETF Linked Securities

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

■	Linked to the lowest performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund (each referred to as an “Underlier”)
■	Unlike ordinary debt securities, the securities do not pay interest or repay a fixed amount of principal at maturity. Instead, the securities provide for a maturity payment amount that may be greater than, equal to or less than the face amount of the securities, depending on the performance of the lowest performing Underlier from its starting value to its ending value. The lowest performing Underlier is the Underlier with the lowest underlier return, calculated for each Underlier as the percentage change from its starting value to its ending value. The maturity payment amount will reflect the following terms:
■	If the value of the lowest performing Underlier increases, you will receive the face amount plus a positive return equal to 100% of the percentage increase in the value of the lowest performing Underlier from its starting value, subject to a maximum return at maturity of 14.50% of the face amount. As a result of the maximum return, the maximum maturity payment amount will be $1,145.00

■	If the value of the lowest performing Underlier decreases, but the decrease is not more than the buffer amount of 15%, you will receive the face amount plus a positive return equal to the absolute value of the percentage decline in the value of the lowest performing Underlier from the starting value, which will effectively be capped at a positive return of 15%

■	If the value of the lowest performing Underlier decreases by more than the buffer amount, you will receive less than the face amount and have 1-to-1 downside exposure to the decrease in the value of the lowest performing Underlier in excess of the buffer amount
■	Investors may lose up to 85% of the face amount
■	Your return on the securities will depend solely on the performance of the lowest performing Underlier. You will not benefit in any way from the performance of the better performing Underliers. Therefore, you will be adversely affected if any Underlier performs poorly, even if the other Underliers perform favorably
■	All payments on the securities are subject to the credit risk of Bank of Montreal, and you will have no ability to pursue the shares of any Underlier or any securities held by the Underliers for payment; if Bank of Montreal defaults on its obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this pricing supplement, the estimated initial value of the securities is $946.45 per security. As discussed in more detail in this pricing supplement, the actual value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-8 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-2 of the prospectus supplement and page 8 of the prospectus.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.

The securities are not bail-inable notes and are not subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, underlying supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Bank of Montreal
Per Security	$1,000.00	$23.25	$976.75
Total	$1,568,000.00	$36,456.00	$1,531,544.00
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.
(2)	In respect of certain securities sold in this offering, our affiliate, BMO Capital Markets Corp., may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Terms of the Securities

Issuer:	Bank of Montreal.

The Market Measures (each referred to as an “Underlier,” and collectively as the “Underliers”), Bloomberg ticker symbols, starting values and threshold values are set forth in the table below.

Market Measures:	Market Measure	Bloomberg Ticker Symbol	Starting Value(1)	Threshold Value(2)
	The Communication Services Select Sector SPDR® Fund	XLC	$100.53	$85.4505
	The Energy Select Sector SPDR® Fund	XLE	$89.61	$76.1685
	The Financial Select Sector SPDR® Fund	XLF	$51.13	$43.4605

(1) With respect to each Underlier, its closing value on the pricing date.
(2) With respect to each Underlier, 85% of its starting value.

Pricing Date:	February 27, 2025.
Issue Date:	March 4, 2025.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•    if the ending value of the lowest performing Underlier is greater than its starting value: $1,000 plus the lesser of:

(i) $1,000 × underlier return of the lowest performing Underlier × upside participation rate; and

(ii) the maximum return;

•    if the ending value of the lowest performing Underlier is less than or equal to its starting value, but greater than or equal to its threshold value:

$1,000 + ($1,000 × absolute value of underlier return of the lowest performing Underlier); or

•    if the ending value of the lowest performing Underlier is less than its threshold value:

$1,000 + [$1,000 × (underlier return of the lowest performing Underlier + buffer amount)]

If the ending value of the lowest performing Underlier is less than its threshold value, you will have 1-to-1 downside exposure to the decrease in the value of the lowest performing Underlier in excess of the buffer amount and will lose some, and possibly up to 85%, of the face amount of your securities at maturity.

Stated Maturity Date:	March 6, 2026, subject to postponement. The securities are not subject to redemption by Bank of Montreal or repayment at the option of any holder of the securities prior to the stated maturity date.
Lowest Performing Underlier:	The “lowest performing Underlier” will be the Underlier with the lowest underlier return.
Closing Value:	With respect to each Underlier, closing value has the meaning assigned to “fund closing price” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Certain Definitions” in the accompanying product supplement. The closing value of each Underlier is subject to adjustment through the adjustment factor as described in the accompanying product supplement.

PRS-2

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Ending Value:	The “ending value” of an Underlier will be its closing value on the calculation day.
Maximum Return:	The “maximum return” is 14.50% of the face amount per security ($145.00 per security). As a result of the maximum return, the maximum maturity payment amount will be $1,145.00 per security.
Buffer Amount:	15%.
Upside Participation Rate:	100%.
Underlier Return:

The “underlier return” with respect to an Underlier is the percentage change from its starting value to its ending value, measured as follows:

ending value – starting value

starting value

If the underlier return of the lowest performing Underlier is equal to -5%, the absolute value of the underlier return would be +5%.

Calculation Day:	March 3, 2026, subject to postponement.
Market Disruption Events and Postponement Provisions:

The calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the calculation day and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to a Fund—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BMO Capital Markets Corp. (“BMOCM”).
Material Tax Consequences:	For a discussion of material U.S. federal income and certain estate tax consequences and Canadian federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Income Tax Considerations” below and the sections of the product supplement entitled “United States Federal Income Tax Considerations” and “Canadian Federal Income Tax Consequences.”
Agent:

Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. The agent will receive an agent discount of up to $23.25 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent discount that it receives to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

WFS, BMOCM and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	06376DAU8

PRS-3

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Additional Information About the Issuer and the Securities

You should read this pricing supplement together with product supplement no. WF1 dated November 25, 2024, underlying supplement no. ELN-1 dated November 25, 2024, the prospectus supplement dated May 26, 2022 and the prospectus dated May 26, 2022 for additional information about the securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, underlying supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

Our Central Index Key, or CIK, on the SEC website is 927971. When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Bank of Montreal.

You may access the product supplement, underlying supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. WF1 dated November 25, 2024:

https://www.sec.gov/Archives/edgar/data/927971/000121465924019574/g1121240424b2.htm

•	Underlying Supplement No. ELN-1 dated November 25, 2024:

https://www.sec.gov/Archives/edgar/data/927971/000121465924019577/p116241424b2.htm

•	Prospectus Supplement and Prospectus dated May 26, 2022:

https://www.sec.gov/Archives/edgar/data/927971/000119312522160519/d269549d424b5.htm

PRS-4

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Estimated Value of the Securities

Our estimated initial value of the securities equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions is derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the securities is based on market conditions at the time it is calculated.

For more information about the estimated initial value of the securities, see “Selected Risk Considerations” below.

PRS-5

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek 100% exposure to the upside performance of the lowest performing Underlier if its ending value is greater than its starting value, subject to the maximum return at maturity of 14.50% of the face amount;

▪	understand that any positive return based on the decrease in the value of the lowest performing Underlier will be limited to 15%, and that any decrease in the value of the lowest performing Underlier by more than 15% will result in a loss, rather than a positive return, on the securities;

▪	desire to limit downside exposure to the lowest performing Underlier through the buffer amount;

▪	are willing to accept the risk that, if the ending value of the lowest performing Underlier is less than its starting value by more than the buffer amount, they will lose some, and possibly up to 85%, of the face amount per security at maturity;

▪	understand that the return on the securities will depend solely on the performance of the lowest performing Underlier and that they will not benefit in any way from the performance of the better performing Underliers;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underliers or linked to a basket composed of each Underlier;

▪	understand and are willing to accept the downside risks of each Underlier;

▪	are willing to forgo interest payments on the securities and dividends on the shares of the Underliers and the securities held by the Underliers; and

▪	are willing to hold the securities until maturity.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity;

▪	are unwilling to accept the risk that the ending value of the lowest performing Underlier may decrease from its starting value by more than the buffer amount;

▪	seek uncapped exposure to the upside performance of the lowest performing Underlier;

▪	seek full return of the face amount of the securities at stated maturity;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

▪	seek current income over the term of the securities;

▪	are unwilling to accept the risk of exposure to the Underliers;

▪	seek exposure to a basket composed of each Underlier or a similar investment in which the overall return is based on a blend of the performances of the Underliers, rather than solely on the lowest performing Underlier;

▪	seek exposure to the Underliers but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the securities;

▪	are unwilling to accept the credit risk of Bank of Montreal to obtain exposure to the Underliers generally, or to the exposure to the Underliers that the securities provide specifically; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underliers, please see the sections titled “The Communication Services Select Sector SPDR® Fund,” “The Energy Select Sector SPDR® Fund” and “The Financial Select Sector SPDR® Fund” below.

PRS-6

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlier is the lowest performing Underlier. The lowest performing Underlier is the Underlier with the lowest underlier return, calculated for each Underlier as the percentage change from its starting value to its ending value.

Step 2: Calculate the maturity payment amount based on the ending value of the lowest performing Underlier, as follows:

PRS-7

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement and prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Ending Value Of The Lowest Performing Underlier Is Less Than Its Threshold Value, You Will Lose Some, And Possibly Up To 85%, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities on the stated maturity date. The maturity payment amount will depend on the direction of and percentage change in the ending value of the lowest performing Underlier relative to its starting value and the other terms of the securities. Because the values of the Underliers will be subject to market fluctuations, the maturity payment amount may be more or less, and possibly significantly less, than the face amount of your securities.

If the ending value of the lowest performing Underlier is less than its threshold value, the maturity payment amount will be less than the face amount and you will have 1-to-1 downside exposure to the decrease in the value of the lowest performing Underlier in excess of the buffer amount, resulting in a loss of 1% of the face amount for every 1% decline in the lowest performing Underlier in excess of the buffer amount. The threshold value for each Underlier is 85% of its starting value. As a result, if the ending value of the lowest performing Underlier is less than its threshold value, you will lose some, and possibly up to 85%, of the face amount per security at maturity. This is the case even if the value of the lowest performing Underlier is greater than or equal to its starting value or its threshold value at certain times during the term of the securities.

Even if the ending value of the lowest performing Underlier is greater than its starting value, the maturity payment amount may only be slightly greater than the face amount, and your yield on the securities may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Bank of Montreal or another issuer with a similar credit rating with the same stated maturity date.

Your Return Will Be Limited To The Maximum Return And May Be Lower Than The Return On A Direct Investment In The Lowest Performing Underlier.

Your return on the securities will be subject to the maximum return. The opportunity to participate in the possible increases in the values of the lowest performing Underlier through an investment in the securities will be limited because any positive return on the securities will not exceed the maximum return. Therefore, your return on the securities may be lower than the return on a direct investment in the lowest performing Underlier.

Any Positive Return Based On The Depreciation Of The Lowest Performing Underlier Is Effectively Capped.

Any positive return based on the depreciation of the lowest performing Underlier will be effectively capped because the contingent absolute return feature is only operative if the value of the lowest performing Underlier declines from its starting value to its ending value but not by more than the buffer amount. Any depreciation of the lowest performing Underlier from its starting value to its ending value by more than the buffer amount will result in a loss, rather than a positive return, on the securities.

The Securities Are Subject To The Full Risks Of Each Underlier And Will Be Negatively Affected If Any Underlier Performs Poorly, Even If The Other Underliers Perform Favorably.

You are subject to the full risks of each Underlier. If any Underlier performs poorly, you will be negatively affected, even if the other Underliers perform favorably. The securities are not linked to a basket composed of the Underliers, where the better performance of some Underliers could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlier is the lowest performing Underlier. As a result, the securities are riskier than an alternative investment linked to only one of the Underliers or linked to a basket composed of each Underlier. You should not invest in the securities unless you understand and are willing to accept the downside risks of each Underlier.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlier, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underliers.

Your return on the securities will depend solely on the performance of the lowest performing Underlier. Although it is necessary for each Underlier to close at or above its respective threshold value on the calculation day in order for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underliers. The securities may underperform an alternative investment linked to a basket composed of the Underliers, since in such case the performance of the better performing Underliers would be blended with the performance of the lowest performing Underlier, resulting in a better return than the return of the lowest performing Underlier alone.

PRS-8

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

You Will Be Subject To Risks Resulting From The Relationship Among The Underliers.

It is preferable from your perspective for the Underliers to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underliers will not exhibit this relationship. The less correlated the Underliers, the more likely it is that one of the Underliers will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underliers to perform poorly; the performance of the better performing Underliers is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underliers will be over the term of the securities. To the extent the Underliers represent a different equity market, such equity markets may not perform similarly over the term of the securities.

The Securities Do Not Pay Interest.

The securities will not pay any interest. Accordingly, you should not invest in the securities if you seek current income during the term of the securities.

The Securities Are Subject To Credit Risk.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue the shares of the Underliers or any securities held by the Underliers for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”) with respect to the securities. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with our intended treatment of them, as described in “United States Federal Income Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Even if the treatment of the securities is respected, a security may be treated as a “constructive ownership transaction,” with potentially adverse consequences described below under “United States Federal Income Tax Considerations.” Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal income tax treatment of the securities, possibly retroactively.

You should review carefully the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Income Tax Considerations” and consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Stated Maturity Date May Be Postponed If The Calculation Day Is Postponed.

The calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the calculation day. If such a postponement occurs, the stated maturity date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

Our initial estimated value of the securities is only an estimate, and is based on a number of factors. The original offering price of the securities may exceed our initial estimated value, because costs associated with offering, structuring and hedging the securities are included in the original offering price, but are not included in the estimated value. These costs will include any agent discount and selling concessions and the cost of hedging our obligations under the securities through one or more hedge counterparties (which may be one or more of our affiliates or an agent or its affiliates). Such hedging cost includes our or our hedge counterparty’s expected cost of providing such hedge, as well as the profit we or our hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge.

PRS-9

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

The Terms Of The Securities Are Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities is derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility and correlation of the Underliers, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors discussed in the next risk factor. These changes are likely to impact the price, if any, at which WFS or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which WFS or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 3-month period following the issue date, the secondary market price offered by it, WFA or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 3-month period. WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Underliers; interest rates; volatility of the Underliers; correlation among the Underliers; time remaining to maturity; and dividend yields on the securities held by the Underliers. When we refer to the “value” of your securities, we mean the value you could receive for your securities if you are able to sell them in the open market before the stated maturity date.

In addition to these factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of any or all of the Underliers. Because numerous factors are expected to affect the value of the securities, changes in the values of the Underliers may not result in a comparable change in the value of the securities. We anticipate that the value of the securities will always be at a discount to the face amount plus the maximum return.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

PRS-10

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Underliers

The Maturity Payment Amount Will Depend Upon The Performance Of The Underliers And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Underliers. Investing in the securities is not equivalent to investing in the Underliers. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the shares of the Underliers for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on those shares. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underliers would have.

•	Historical Values Of The Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Underliers During The Term Of The Securities.

•	Changes That Affect The Underliers Or The Fund Underlying Indices May Adversely Affect The Value Of The Securities And The Maturity Payment Amount.

•	We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Held By The Underliers.

•	We And Our Affiliates Have No Affiliation With The Fund Sponsors Or The Fund Underlying Index Sponsors And Have Not Independently Verified Their Public Disclosure Of Information.

•	An Investment Linked To The Shares Of An Underlier Is Different From An Investment Linked To Its Fund Underlying Index.

•	There Are Risks Associated With The Underliers.

•	Anti-Dilution Adjustments Relating To The Shares Of The Underliers Do Not Address Every Event That Could Affect Such Shares.

The Equity Securities Composing The Communication Services Select Sector SPDR®  Fund Are Concentrated In The Communications Sector.

All or substantially all of the equity securities composing the Communication Services Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the communication services sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Communication services companies are particularly vulnerable to the potential obsolescence of products and services due to technological advancement and the innovation of competitors. While all companies may be susceptible to network security breaches, certain companies in the communication services sector may be particular targets of hacking and potential theft of proprietary or consumer information or disruptions in service, which could have a material adverse effect on their businesses.

The Equity Securities Composing The Energy Select Sector SPDR® Fund Are Concentrated In The Energy Sector.

All or substantially all of the equity securities composing the Energy Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the energy sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Issuers in energy-related industries can be significantly affected by fluctuations in energy prices and supply and demand of energy fuels. Markets for various energy-related commodities can have significant volatility, and are subject to control or manipulation by large producers or purchasers. Companies in the energy sector may need to make substantial expenditures, and to incur significant amounts of debt, in order to maintain or expand their reserves. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, world events and economic conditions. These companies may be at risk for environmental damage claims.

PRS-11

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

The Equity Securities Composing The Financial Select Sector SPDR® Fund Are Concentrated In The Financial Sector.

All or substantially all of the equity securities composing the Financial Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the financial sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. Financial services companies are subject to extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the interest rates, fees and prices they can charge, the scope of their activities and the amount of capital they must maintain. Profitability is largely dependent on the availability and cost of capital funds and can fluctuate significantly when interest rates change or due to increased competition. In addition, deterioration of the credit markets generally may cause an adverse impact in a broad range of markets, including U.S. and international credit and interbank money markets generally, thereby affecting a wide range of financial institutions and markets. Credit losses resulting from financial difficulties of borrowers and financial losses associated with investment activities can negatively impact the financial sector. Changes in government regulation and oversight of financial institutions may have an adverse effect on the financial condition of a financial institution.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine any values of the Underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to a Fund—Market Disruption Events” and “—Anti-dilution Adjustments Relating to a Fund; Alternate Calculation” in the accompanying product supplement. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the securities.

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Underliers.

•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are held by the Underliers may adversely affect the values of the Underliers.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-12

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Hypothetical Examples and Returns

The payout profile, return table and examples below illustrate the maturity payment amount for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent any actual starting value or threshold value. The hypothetical starting value of $100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual starting value for any Underlier. The actual starting value and threshold value for each Underlier are set forth under “Terms of the Securities” above. For actual historical data of the Underliers, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual maturity payment amount and resulting pre-tax total rate of return will depend on the actual terms of the securities.

Upside Participation Rate:	100%
Maximum Return:	14.50% of the face amount ($145.00 per security)
Hypothetical Starting Value:	For each Underlier, $100.00
Hypothetical Threshold Value:	For each Underlier, $85.00 (85% of its hypothetical starting value)
Buffer Amount:	15%

Hypothetical Payout Profile

PRS-13

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Hypothetical Returns

Hypothetical ending value of the lowest performing Underlier	Hypothetical underlier return of the lowest performing Underlier(1)	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(2)
$200.00	100.00%	$1,145.00	14.50%
$175.00	75.00%	$1,145.00	14.50%
$150.00	50.00%	$1,145.00	14.50%
$140.00	40.00%	$1,145.00	14.50%
$130.00	30.00%	$1,145.00	14.50%
$120.00	20.00%	$1,145.00	14.50%
$114.50	14.50%	$1,145.00	14.50%
$110.00	10.00%	$1,100.00	10.00%
$105.00	5.00%	$1,050.00	5.00%
$102.50	2.50%	$1,025.00	2.50%
$100.00	0.00%	$1,000.00	0.00%
$97.50	-2.50%	$1,025.00	2.50%
$95.00	-5.00%	$1,050.00	5.00%
$90.00	-10.00%	$1,100.00	10.00%
$85.00	-15.00%	$1,150.00	15.00%
$84.00	-16.00%	$990.00	-1.00%
$80.00	-20.00%	$950.00	-5.00%
$70.00	-30.00%	$850.00	-15.00%
$60.00	-40.00%	$750.00	-25.00%
$50.00	-50.00%	$650.00	-35.00%
$25.00	-75.00%	$400.00	-60.00%
$0.00	-100.00%	$150.00	-85.00%

(1)	The underlier return is equal to the percentage change from the starting value to the ending value (i.e., the ending value minus the starting value, divided by the starting value).

(2)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the maturity payment amount per security to the face amount of $1,000.

PRS-14

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Hypothetical Examples

Example 1. The ending value of the lowest performing Underlier is greater than its starting value, and the maturity payment amount is greater than the face amount and reflects a return that is less than the maximum return:

	Communication Services Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$105.00	$110.00	$145.00
Hypothetical threshold value:	$85.00	$85.00	$85.00
Hypothetical underlier return:	5.00%	10.00%	45.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, the Communication Services Select Sector SPDR® Fund has the lowest underlier return and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Because the hypothetical ending value of the lowest performing Underlier is greater than its hypothetical starting value, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)            $1,000 × underlier return of the lowest performing Underlier × upside participation rate

$1,000 × 5.00% × 100.00%

= $50.00; and

(ii)           the maximum return of $145.00

On the stated maturity date, you would receive $1,050.00 per security.

Example 2. The ending value of the lowest performing Underlier is greater than its starting value, and the maturity payment amount is greater than the face amount and reflects a return equal to the maximum return:

	Communication Services Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$160.00	$155.00	$150.00
Hypothetical threshold value:	$85.00	$85.00	$85.00
Hypothetical underlier return:	60.00%	55.00%	50.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, Financial Select Sector SPDR® Fund has the lowest underlier return and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Because the hypothetical ending value of the lowest performing Underlier is greater than its hypothetical starting value, the maturity payment amount per security would be equal to the face amount of $1,000 plus a positive return equal to the lesser of:

(i)            $1,000 × underlier return of the lowest performing Underlier × upside participation rate

$1,000 × 50.00% × 100.00%

= $500.00; and

(ii)           the maximum return of $145.00

On the stated maturity date, you would receive $1,145.00 per security, which is the maximum maturity payment amount.

PRS-15

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Example 3. The ending value of the lowest performing Underlier is less than its starting value but greater than its threshold value, and the maturity payment amount is greater than the face amount and reflects a return equal to the absolute value of the underlier return of the lowest performing Underlier:

	Communication Services Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$105.00	$95.00	$115.00
Hypothetical threshold value:	$85.00	$85.00	$85.00
Hypothetical underlier return:	5.00%	-5.00%	15.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, the Energy Select Sector SPDR® Fund has the lowest underlier return and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Because the hypothetical ending value of the lowest performing Underlier is less than its hypothetical starting value, but not by more than the buffer amount, you will receive a positive return equal to the absolute value of the underlier return of the lowest performing Underlier, even though the underlier return is negative. You will receive a maturity payment amount equal to:

$1,000 + ($1,000 × absolute value of the underlier return of the lowest performing Underlier)

$1,000 + ($1,000 × 5.00%)

= $1,050.00

On the stated maturity date, you would receive $1,050.00 per security.

PRS-16

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Example 4. The ending value of the lowest performing Underlier is less than its threshold value, and the maturity payment amount is less than the face amount:

	Communication Services Select Sector SPDR® Fund	Energy Select Sector SPDR® Fund	Financial Select Sector SPDR® Fund
Hypothetical starting value:	$100.00	$100.00	$100.00
Hypothetical ending value:	$120.00	$105.00	$50.00
Hypothetical threshold value:	$85.00	$85.00	$85.00
Hypothetical underlier return:	20.00%	5.00%	-50.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, Financial Select Sector SPDR® Fund has the lowest underlier return and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Because the hypothetical ending value of the lowest performing Underlier is less than its hypothetical starting value by more than the buffer amount, you would lose a portion of the face amount of your securities and receive a maturity payment amount per security equal to:

$1,000 + [$1,000 × (underlier return of the lowest performing Underlier + buffer amount)]

$1,000 + [$1,000 × (-50.00% + 15.00%)]

= $650.00

On the stated maturity date, you would receive $650.00 per security. As this example illustrates, if any Underlier depreciates from its starting value to its ending value by more than the buffer amount, you will incur a loss on the securities at maturity, even if the other Underliers have appreciated or have not declined below their threshold values.

PRS-17

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

The Communication Services Select Sector SPDR® Fund

The Communication Services Select Sector SPDR® Fund is issued by the Select Sector SPDR® Trust, a registered open-end management investment company. The Communication Services Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Communication Services Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the communication services sector of the S&P 500® Index. For more information about the Communication Select Sector SPDR® Fund, see “Description of Exchange-Traded Funds—The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices of the Communication Services Select Sector SPDR® Fund in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification.

The following graph sets forth daily closing prices of the Communication Services Select Sector SPDR® Fund for the period from January 2, 2020 to February 27, 2025. The closing price on February 27, 2025 was $100.53. The historical performance of the Communication Services Select Sector SPDR® Fund should not be taken as an indication of its future performance during the term of the securities.

PRS-18

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

The Energy Select Sector SPDR® Fund

The Energy Select Sector SPDR® Fund is issued by the Select Sector SPDR® Trust, a registered open-end management investment company. The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Energy Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the energy sector of the S&P 500® Index. For more information about the Energy Select Sector SPDR® Fund, see “Description of Exchange-Traded Funds—The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices of the Energy Select Sector SPDR® Fund in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the Energy Select Sector SPDR® Fund for the period from January 2, 2020 to February 27, 2025. The closing price on February 27, 2025 was $89.61. The historical performance of the Energy Select Sector SPDR® Fund should not be taken as an indication of its future performance during the term of the securities.

PRS-19

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

The Financial Select Sector SPDR® Fund

The Financial Select Sector SPDR® Fund is issued by the Select Sector SPDR® Trust, a registered open-end management investment company. The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Financial Select Sector Index, an equity index that is intended to provide investors with a way to track the movements of certain public companies that represent the financials sector of the S&P 500® Index. For more information about the Financial Select Sector SPDR® Fund, see “Description of Exchange-Traded Funds—The Select Sector SPDR® Funds” in the accompanying underlying supplement.

Historical Information

We obtained the closing prices of the Financial Select Sector SPDR® Fund in the graph below from Bloomberg, without independent verification.

The following graph sets forth daily closing prices of the Financial Select Sector SPDR® Fund for the period from January 2, 2020 to February 27, 2025. The closing price on February 27, 2025 was $51.13. The historical performance of the Financial Select Sector SPDR® Fund should not be taken as an indication of its future performance during the term of the securities.

PRS-20

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

United States Federal Income Tax Considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. Assuming this treatment of the securities is respected, the tax consequences are as outlined in the discussion under “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Open Transactions” in the accompanying product supplement.

Even if the treatment of the securities as “open transactions” is respected, a purchase of a security may be treated as entry into a “constructive ownership transaction,” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain a U.S. investor would otherwise recognize in respect of a security would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period the U.S. investor held the securities, and the U.S. investor would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. Due to the lack of governing authority there is significant uncertainty as to whether or how these rules will apply to the securities. U.S. investors should read the section entitled “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Open Transactions—Possible Application of Section 1260 of the Code” in the accompanying product supplement for additional information and consult their tax advisors regarding the potential application of the “constructive ownership” rule.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. For example, under one alternative characterization the securities may be treated as contingent payment debt instruments, which would require U.S. investors to accrue income periodically based on a “comparable yield” and generally would require non-U.S. investors to certify their non-U.S. status on an IRS Form W-8 to avoid a 30% (or a lower treaty rate) U.S. withholding tax. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement, Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) generally impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“underlying securities”), as defined under the applicable Treasury regulations, or indices that include underlying securities. Section 871(m) generally applies to financial instruments that substantially replicate the economic performance of one or more underlying securities, as determined based on tests set forth in the applicable Treasury regulations. Pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any underlying security. Based on our determination that the securities do not have a delta of one with respect to any underlying security, the securities should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on a non-U.S. investor’s particular circumstances, including whether a non-U.S. investor enters into other transactions with respect to an underlying security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. Non-U.S. investors should consult their tax advisors regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “United States Federal Income Tax Considerations” in the accompanying product supplement and consult their tax advisors regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-21

Market Linked Securities—Upside Participation to a Cap with Contingent Absolute Return and Fixed Percentage Buffered Downside

 Principal at Risk Securities Linked to the Lowest Performing of the Communication Services Select Sector SPDR® Fund, the Energy Select Sector SPDR® Fund and the Financial Select Sector SPDR® Fund due March 6, 2026

Validity of the Securities

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank of Montreal in conformity with the indenture, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed, authenticated, issued and delivered, to the extent that validity of the securities is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Bank of Montreal, subject to the following limitations (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the trustees’ authorization, execution and delivery of the indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated May 26, 2022, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated May 26, 2022.

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank of Montreal, when the securities offered by this pricing supplement have been issued by the Bank of Montreal pursuant to the indenture, the trustee has made the appropriate entries or notations to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Bank of Montreal, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank of Montreal, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated November 20, 2024, which has been filed as an exhibit to Bank of Montreal’s report on Form 6-K filed with the SEC on November 20, 2024.

PRS-22